SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

October 13, 2008

CONSORTIUM SERVICE MANAGEMENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Texas	0-27359	74-2653437
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

500 North Shoreline Drive, Suite 1005 North
Corpus Christi, TX 78471
(Address of principal executive offices) (Zip Code)

361-887-7546
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 13, 2008, the Registrant (“CSMG”) appointed Ken Hedrick as Interim Chief Financial Officer. Mr. Hedrick , 62, served since February 2002 in a consulting capacity as an interim CFO for a variety of companies, from August 1997 to February 2002 he served as CFO for Industrial Data Systems Corporation, Inc., a public company listed on the American Stock Exchange, from February 1990 to August 1997 he served as Vice President of Finance & Administration for IBS Financial Services, Inc., and from 1998 to 1990 he served as CFO for Entourage International, Inc., a public company traded on the OTCBB. Mr. Hedrick commenced his accounting and finance career as a project manager and senior auditor from 1971 to 1976 with Ernst & Young. Mr. Hedrick received a Bachelors of Business Administration degree from Texas State University and a Masters of Business Administration from Almeda University .

Item 8.01.	Other Events.

On October 16, 2008 CSMG issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, in connection with the disclosure made under Item 5.02 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release, dated October 16, 2008

Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consortium Service Management Group, Inc.

Date: October 17, 2008	By:	/s/ Donald S. Robbins
Donald S. Robbins
Chief Executive Officer